UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to Current Report

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2003

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-6365	41-0919654
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Xerxes Avenue South, Suite 1800, Minneapolis, Minnesota	55431

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 835-1874

Not Applicable

(Former name or former address, if changed since last report.)

THIS FORM 8-K/A AMENDS APOGEE ENTERPRISES, INC.’S CURRENT REPORT ON FORM 8-K DATED APRIL 2, 2003, AS PREVIOUSLY FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

	(c)	EXHIBITS.

		Exhibit Number	Description
		99.1	Revised Exhibit to Press Release dated April 2, 2003

ITEM 9.	REGULATION FD DISCLOSURE.

The following information is furnished pursuant to Item 12, “Disclosure of Results of Operations and Financial Condition.”

On April 2, 2003, Apogee Enterprises, Inc. issued a press release which was attached as Exhibit 99.1 to a Current Report on Form 8-K, dated April 2, 2003. Subsequent to that date, the Company determined that certain line items discussed in that release were incorrect in immaterial amounts. The previously reported earnings per share amounts did not change as a result of this determination. The Company is furnishing this amended 8-K in order to correct that information. The following amounts stated in the text of the press release decreased by $24,000: fiscal year 2003 earnings from continuing operations (to $26.3 million) and net earnings in fiscal 2003 fourth quarter (to $8.6 million); while equity in loss of affiliates in the fourth quarter increased by $53,000 (to $1.6 million) and total non-cash working capital at 2003 fiscal year-end increased by $29,000 (to $40.9 million). The attached revised exhibit, which is incorporated by reference herein, supercedes in its entirety the original exhibit that was attached to the press release dated April 2, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ MICHAEL B. CLAUER
Michael B. Clauer
Executive Vice President and Chief Financial Officer

Dated: May 8, 2003

EXHIBIT LIST

Exhibit Number	Description
99.1	Revised Exhibit to Press Release dated April 2, 2003

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